Exhibit 23.1

Malone BaileyLLP

CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2014, with respect to the audited consolidated financial statements of Specialty Contractors, Inc. for the years ended December 31, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone Bailey LLP

MaloneBailey LLP

www.malone-bailey.com

Houston, Texas

April 23, 2014